EXHIBIT 4.10

[LOGO]                                                                [Initials]





March 27, 2003


PERSONAL & CONFIDENTIAL

David Ruckert
President and CEO
Fiberstars, Inc.
44259 Nobel Drive
Fremont, CA  94538

Dear David

      RTX Securities Corporation ("RTX") is pleased to act as financial advisor to Fiberstars, Inc. (the "Company"). We will provide investment banking services to the Company which includes representing the Company in its efforts to obtain financing in the form of a private investment in public equity (a "PIPE Transaction") (a "Capital Raising Transaction"). The purpose of this letter is to memorialize the terms of our engagement by the Company.

1. Services. In connection with this engagement, RTX will perform the following services:

a. Capital Raising. RTX will assist the Company in its capital raising efforts. RTX will introduce the Company to potential investors who may have an interest in financing the Company and will advise the Company with respect to the proposed structure, terms and conditions of the financing. RTX will clear any potential investors with the Company. RTX will prepare the Company for investor visits, management presentations, responses to requests for data and other activities. RTX will assist the Company in managing the process of negotiating and closing the financing, including the review of proposals from potential financing sources, the formulation and presentation of counteroffers, the transaction documentation and other closing activities. The Company is free, at its sole discretion, to accept or reject the terms of any proposed financing.


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     100 Pine Street, Suite 500, San Francisco, CA 94111 tel: (415) 273-3850
                               fax: (415) 274-5669

Fiberstars, Inc.
March 17, 2003
Page 2

                                                                      [Initials]

      2. Information Provided to RTX. In connection with our engagement, the Company has agreed to furnish to RTX, on a timely basis, all relevant information needed by RTX to perform under the terms of this agreement. During our engagement, it may be necessary for us: to interview the management of, the auditors for, and the consultants and advisors to, the Company; to rely (without independent verification) upon data furnished to us by them; and to review any financial and other reports relating to the business and financial condition of the Company as we may determine to be relevant under the circumstances. In this connection, the Company will make available to us such information as we may request, including information with respect to the assets, liabilities, earnings, earning power, financial condition, historical performance, future prospects and financial projections and the assumptions used in the development of such projections of the Company. We agree that all nonpublic information obtained by us in connection with our engagement will be held by us in strict confidence and will be used by us solely for the purpose of performing our obligations relating to our engagement.

      We do not assume any responsibility for, or with respect to, the accuracy, completeness or fairness of the information and data supplied to us by the Company or its representatives. In addition, the Company acknowledges that we will assume, without independent verification, that all information supplied to us with respect to the Company will be true, correct and complete in all material respects and will not contain any untrue statements of material fact or omit to state a material fact necessary to make the information supplied to us not misleading. If at any time during the course of our engagement the Company becomes aware of any material change in any of the information previously furnished to us, it will promptly advise us of the change.

      3. Scope of Engagement. The Company acknowledges that we will not make, or arrange for others to make, an appraisal of any physical assets. Nonetheless, if we determine after review of the information furnished to us that any such appraisal or appraisals are necessary or desirable, we will so advise the Company and, if approved by the Company in writing, the costs incurred in connection with such appraisal(s) will be borne by the Company.

      RTX has been engaged by the Company only in connection with the matters described in this letter agreement and for no other purpose. We have not made, and will assume no responsibility to make any representation in connection with our engagement as to any legal matter. Except as specifically provided in this letter agreement, RTX shall not be required to render any advice or reports in writing or to perform any other services.

      4. Term of Engagement. Our representation on an exclusive basis will continue for a period of twelve months from the date this letter agreement is executed


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     100 Pine Street, Suite 500, San Francisco, CA 94111 tel: (415) 273-3850
                               fax: (415) 274-5669

Fiberstars, Inc.
March 17, 2003
Page 3

                                                                      [Initials]

with RTX; however either party may terminate the relationship at any time upon thirty days written notice to the other party. Notwithstanding the foregoing, in the event of termination or expiration of this agreement, RTX's full retainer and expenses incurred will be payable in full and your obligation under paragraph 5 to pay any applicable Financing Completion Fee will continue for three months following the termination of this agreement.

      5. Fees and Expenses. As compensation for our professional services, RTX will receive a non-refundable financial advisory retainer of $25,000 upon execution of this letter agreement by the Company; or in lieu of the $25,000 up front fee, the Company may pay to RTX a monthly financial advisory fee of $10,000 for the first four months of its engagement ($40,000 total). If the Company chooses to pay RTX the monthly financial advisory fee, the first such monthly $10,000 fee will be payable upon execution of this letter agreement by the Company. The retainer payment(s) paid to RTX may be used as a one-time credit against the compensation payable under clause 5(a)(i), only if the Financing Completion Fee equals or exceeds $150,000. The Company also agrees to reimburse our reasonable out-of-pocket expenses (including, but not limited to, messenger, overnight courier, printing, travel and counsel fees), up to a maximum of $15,000; subject to the provisions of Appendix A, in connection with any dispute or controversy arising in connection with the Capital Raising Transaction, such additional out-of-pocket expenses shall be promptly reimbursed to RTX by the Company. Any expense exceeding $15,000 must be approved in writing by the Company.

Additional performance-based compensation for our services will be as follows:

      a.    Capital Raising.

            (i) Financing Completion Fee. At the time the transaction closes, RTX will be paid a cash Financing Completion Fee equal to 6.0% of the total amount of capital raised from investors introduced to the Company by RTX or from other investors during the time period while RTX is acting as the Company's financial advisor under this agreement (the "Investors").

            (ii) Warrants. RTX will receive warrants to purchase common stock in an amount equal to 6.0% of the amount of common shares purchased by the Investors in the transaction. The warrants will be exercisable at a price per share of common stock equal to warrant price and terms agreed to by investors in this financing. If there is no warrant component of this financing, the warrants will be exercisable at a price per share of common stock equal to the closing price of the Company's common stock as reported by the


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     100 Pine Street, Suite 500, San Francisco, CA 94111 tel: (415) 273-3850
                               fax: (415) 274-5669

Fiberstars, Inc.
March 17, 2003
Page 4

                                                                      [Initials]


                  appropriate exchange on the date the transaction closes, adjusted for conversion, stock splits or other dilutive events. The warrants will also include piggyback registration rights, a net exercise provision, and will have a term of five years from the transaction closing date.

      6. Indemnity and Contribution. The parties agree to the terms of RTX's standard indemnification agreement, which is attached hereto as Appendix A and incorporated herein by reference. The provisions of this paragraph 6 shall survive any termination of this Agreement.

      7. Other Business. The Company understands that if RTX is asked to act for the Company in any other formal additional capacity relating to this engagement but not specifically addressed in this letter, such as acting as an underwriter in connection with the issuance of securities by the Company, then such activities shall constitute separate engagements and the terms and conditions of any such additional engagements will be embodied in one or more separate written agreements, containing provisions and terms to be mutually agreed upon, including without limitation appropriate indemnification provisions. The indemnity provisions in Appendix A shall apply to any such additional engagements, unless superseded by an indemnity provision set forth in a separate agreement applicable to any such additional engagements, and shall remain in full force and effect regardless of any completion, modification or termination of RTX's engagement(s).

      8. Other RTX Activities. RTX is a full service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In the ordinary course of our trading and brokerage activities, RTX or its affiliates may hold positions, for its own account or the accounts of customers, in equity, debt or other securities of the Company.

      9. Compliance with Applicable Law. In connection with this engagement, the Company and RTX will comply with all applicable federal, state and foreign securities laws and other applicable laws.

      10. Independent Contractor. RTX is and at all times during the term hereof will remain an independent contractor, and nothing contained in this letter agreement will create the relationship of employer and employee or principal and agent as between the Company and RTX or any of its employees. Without limiting the generality of the foregoing, all final decisions with respect to matters about which RTX has provided services hereunder shall be solely those of the Company, and RTX shall have no liability relating thereto or arising therefrom. RTX shall have no authority to bind or act for the Company in any respect. It is understood that RTX responsibility to the

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     100 Pine Street, Suite 500, San Francisco, CA 94111 tel: (415) 273-3850
                               fax: (415) 274-5669

Fiberstars, Inc.
March 17, 2003
Page 5

                                                                      [Initials]

Company is solely contractual in nature and that RTX does not owe the Company, or any other party, any fiduciary duty as a result of its engagement.

      11. Best Efforts Engagement for Capital Raising. It is expressly understood and acknowledged that RTX's engagement for Capital Raising does not constitute any commitment, express or implied, on the part of RTX or of any of its affiliates to purchase or place the Company's securities or to provide any type of financing and that any Capital Raising engagement will be conducted by RTX on a "best efforts" basis. It is further understood that RTX's services hereunder shall be subject to, among other things, satisfactory completion of due diligence by RTX, market conditions, the absence of adverse changes to the Company's business or financial condition, approval of RTX's internal commitment committee and any other conditions that RTX may deem appropriate for placements of such nature.

      12. Successors and Assigns. This letter agreement and all obligations and benefits of the parties hereto shall bind and shall inure to their benefit and that of their respective successors and assigns. The indemnity and contribution provisions incorporated into this letter agreement are for the express benefit of the officers, directors, employees, consultants, agents and controlling persons of RTX and their respective successors and assigns.

      13. Announcements. The Company grants to RTX the right to place customary announcement(s) of this engagement in certain newspapers and to mail announcement(s) to persons and firms selected by RTX, and all costs of such announcement(s) will be borne by RTX.

      14. Arbitration. Any dispute between the parties concerning the interpretation, validity or performance of this letter agreement or any of its terms and provisions shall be submitted to binding arbitration in San Francisco County, California, before the American Arbitration Association, and the prevailing party in such arbitration shall have the right to have any award made by the arbitrators confirmed by a court of competent jurisdiction. The provisions of Section 1283.05 of the California Code of Civil Procedure, authorizing the taking of depositions and obtaining discovery, are incorporated herein by this reference and shall be applicable to any such arbitration.

      15. General Provisions. No purported waiver or modification of any of the terms of this letter agreement will be valid unless made in writing and signed by the parties hereto. Section headings used in this letter agreement are for convenience only, are not a part of this letter agreement and will not be used in construing any of the terms hereof. This letter agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof, and there are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. No representation, promise, inducement or


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     100 Pine Street, Suite 500, San Francisco, CA 94111 tel: (415) 273-3850
                               fax: (415) 274-5669

Fiberstars, Inc.
March 17, 2003
Page 6

                                                                      [Initials]

statement of intention has been made by either of the parties hereto which is to be embodied in this letter agreement, and none of the parties hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention, not so set forth herein. No provision of this letter agreement shall be construed in favor of or against either of the parties hereto by reason of the extent to which either of the parties or its counsel participated in the drafting hereof. If any provision of this letter agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall in no way be affected and shall remain in full force and effect. In case of any litigation or arbitration between the parties hereto, the prevailing party shall be entitled to its reasonable legal fees. This letter agreement is made and entered in the State of California, and the laws of that state relating to contracts made in, and to be performed entirely in, the State shall govern the validity and the interpretation hereof. This letter agreement may be executed in any number of counterparts and by facsimile signature.


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     100 Pine Street, Suite 500, San Francisco, CA 94111 tel: (415) 273-3850
                               fax: (415) 274-5669

Fiberstars, Inc.
March 17, 2003
Page 7

                                                                      [Initials]

      If the foregoing correctly sets forth your understanding of our agreement, please sign the enclosed copy of this letter and return it to RTX, whereupon it shall constitute a binding agreement between us.

                                    Very truly yours,

                                    RTX SECURITIES



                                    By: /s/ Greg Curhan
                                        ----------------------------------------
                                                      Greg Curhan
                                                       President

      The undersigned hereby accepts, agrees to and becomes party to the foregoing letter agreement, effective as of the date first written above.

FIBERSTARS, INC.



By: /s/ Robert A. Connors
    ------------------------------------
         Robert A. Connors
                CFO


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     100 Pine Street, Suite 500, San Francisco, CA 94111 tel: (415) 273-3850
                               fax: (415) 274-5669

                                                                      [Initials]


                      APPENDIX A--INDEMNIFICATION AGREEMENT

The Company agrees to indemnify and hold harmless RTX and its officers, directors, employees, consultants, attorneys, agents and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (RTX and each such other persons are collectively and individually referred to below as an "Indemnified Party") from and against any and all loss, claim, damage, liability and expense whatsoever, as incurred, including, without limitation, reasonable costs of any investigation, legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted, to which the Indemnified Party may become subject under any applicable federal or state law (whether in tort, contract or on any other basis) or otherwise, and related to the performance by the Indemnified Party of the services contemplated by this letter agreement and will reimburse the Indemnified Party for all expenses (including legal fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not the Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitrator, not subject to appeal or further appeal, to have resulted from the Indemnified Party's bad faith, willful misconduct or gross negligence. The Company also agrees that the Indemnified Party shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company related to, or arising out of, the engagement of the Indemnified Party pursuant to, or the performance by the Indemnified Party of the services contemplated by, this letter agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitrator, not subject to appeal or further appeal, to have resulted from the indemnified party's bad faith, willful misconduct or gross negligence.

If the indemnity provided above shall be unenforceable or unavailable for any reason whatsoever, the Company, its successors and assigns, and the Indemnified Party shall contribute to all such losses, claims, damages, liabilities and expenses (including, without limitation, all costs of any investigation, legal or other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and RTX under the terms of this letter agreement or (ii) if the allocation provided for by clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), but also the relative fault of the Company and RTX in connection with the matter(s) as to which contribution is to be made. The relative benefits received by the Company and RTX shall be deemed to be in the same proportion as the fee the Company actually pays to RTX bears to the total value of the consideration paid or to be paid to the Company and/or the Company's shareholders in the Capital Raising Transaction. The relative fault of the Company and RTX shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by RTX and the Company's and RTX's relative intent, knowledge, access to information and opportunity to correct. The Company and RTX agree that it would not be just or equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take into account these equitable considerations. Notwithstanding the foregoing, to the extent permitted by law, in no event shall the Indemnified Party's share of such losses, claims, damages, liabilities and expenses exceed, in the aggregate, the fee actually paid to the Indemnified Party by the Company.


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     100 Pine Street, Suite 500, San Francisco, CA 94111 tel: (415) 273-3850
                               fax: (415) 274-5669

Fiberstars, Inc.
March 17, 2003
Page 9

                                                                      [Initials]

The Indemnified Party will give prompt written notice to the Company of any claim for which it seeks indemnification hereunder, but the omission to so notify the Company will not relieve the Company from any liability which it may otherwise have hereunder except to the extent that the Company is damaged or prejudiced by such omission or from any liability it may have other than under this Appendix A. The Company shall have the right to assume the defense of any claim, lawsuit or action (collectively an "action") for which the Indemnified Party seeks indemnification hereunder, subject to the provisions stated herein with counsel reasonably satisfactory to the Indemnified Party. After notice from the Company to the Indemnified Party of its election so to assume the defense thereof, and so long as the Company performs its obligations pursuant to such election, the Company will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The
Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at its own expense; provided, however, that the reasonable fees and expenses of such counsel shall be at the expense of the Company if the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Company and the Indemnified Party shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to the Indemnified Party which are different from, or in conflict with, any legal defenses which may be available to the Company (in which event the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Party, it being understood, however, that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all Indemnified Parties in each jurisdiction in which counsel is needed). Despite the foregoing, the Indemnified Party shall not settle any claim without the prior written approval of the Company, which approval shall not be unreasonably withheld, so long as the Company is not in material breach of this Appendix A. Also, each Indemnified Party shall make reasonable efforts to mitigate its losses and liabilities. In addition to the Company's other obligations hereunder and without limitation, the Company agrees to pay monthly, upon receipt of itemized statements therefor, all reasonable fees and expenses of counsel incurred by an Indemnified Party in defending any claim of the type set forth in the preceding paragraphs or in producing documents, assisting in answering any interrogatories, giving any deposition testimony or otherwise becoming involved in any action or response to any claim relating to the engagement referred to herein, or any of the matters enumerated in the preceding paragraphs, whether or not any claim is made against an Indemnified Party or an Indemnified Party is named as a party to any such action.


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     100 Pine Street, Suite 500, San Francisco, CA 94111 tel: (415) 273-3850
                               fax: (415) 274-5669